                                                                   EXHIBIT 32(a)

                  CERTIFICATION BY THE PRESIDENT RELATING TO A
                PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

     I, Leonard A. Cullo, Jr., Director and President of H. J. Heinz Finance Company, a Delaware corporation ("Heinz Finance"), hereby certify that, to my knowledge:

     1. Heinz Finance's periodic report on Form 10-Q for the period ended October 27, 2004 (the "Form 10-Q") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Heinz Finance.

Date: December 13, 2004

                                          By: /s/  LEONARD A. CULLO, JR.
                                          --------------------------------------
                                          Name:   Leonard A. Cullo, Jr.
                                          Title:  Director and President